Exhibit 10.11

EMPLOYMENT AGREEMENT

This Agreement is made and entered this 1st day of January 2011, by and between Silver Falcon Mining, Inc., a Delaware corporation domiciled at 2520 Manatee Ave. W. #200, Bradenton, FL 34209,(Company), and Thomas C. Ridenour (Employee).domiciled at 1505 Eversedge Drive, Alpharetta GA 30009

WITNESSETH

WHEREAS, the Company has retained the services of the Employee for the past years as Chief Financial Officer; and

WHEREAS, the Company has agreed to employ the Employee and the Employee has agreed to work for the Company on the terms set forth herein; and

WHEREAS, the Employee possesses intimate knowledge of the business and affairs (Business) of the Company, and the Employee recognizes that his/her agreement to terms of this Agreement, particularly the terms pertaining to the nondisclosure of Confidential Information (as hereinafter defined) are conditions to further employment with the Company, whether such employment is at will or for an agreed term.

NOW, THEREFORE, for and in consideration of the mutual exchange of promises herewith, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Title; Responsibilities. The Employee shall be employed as CFO (Chief Financial Officer).  In this role, The Employee will be responsible for all aspects of the financial collating, managing and reporting  on all matters pertaining to the finances of the Company so as to implement a sustainable, financial plan for the development of Silver Falcon Mining, Inc. Employee will oversee the financial aspects of the Company including its Diamond Creek Mill subsidiary and GoldLand Holdings, Co. Employee will evaluate and  develop  financial reporting for the Mining of the War Eagle Mountain Property. In addition, Employee will report to the Board of Directors as often as need be on the financial health and outlook of the Companies and also will prepare all reporting documents to the Securities and Exchange Commission. Employee will exercise wide latitude in reporting on all U.S. and Canadian operations and report directly to the CEO of the company. Employee will hire and work closely with the Auditors to produce on time financial reports to appropriate agencies.

2.

Location.  The Employee shall be based in his offices in the Atlanta, Georgia, USA area, and shall make any required trips to Boise, Idaho, or Bradenton, Florida to meet with and receive reports from the various local employees hired by the Company for the purpose of administering the Company's various endeavors.

3.

Compensation.  For all services rendered by Employee to the Company, the Employee shall be entitled to a base salary of One hundred and Ninety Five Thousand ($195,000.00) US Dollars per year during the first year, with the base salary in future years as well as any additional compensation, including but not limited to bonuses, stock options or stock grants, being determined by the Company based on annual reviews. Employee will also receive compensation of up to ($2,025.00) for the use of an automobile in the performance of his duties.

4.

Health and Dental Insurance and Benefits:  The Company shall provide the Employee with all benefits provided to its employees, including health, dental, long term disability and life insurance, to the extent provided to all employees of the Company pursuant to such plans and programs that it may adopt from time to time. The Employee shall be entitled to that number of days of personal time off consistent with the Company’s policy in effect from time to time.

5.

Term.  The term of this Agreement shall be for one year, and shall continue thereafter until terminated by one of the parties.  Termination or expiration of this Agreement shall not extinguish any rights of compensation that shall accrue prior to the termination or expiration, or any obligations of the Employee to the Company. Unless terminated by either party upon notice to the other party within 30 days of the end of the term of this Agreement, this Agreement will automatically renew for successive terms equal to the initial term of this Agreement.   Notwithstanding anything herein to the contrary, the Company may always terminate the Employee for cause.  “Cause” is defined, for the purposes of this Agreement, to be:

(a) The commission of any act by Employee which, if prosecuted, would constitute a felony;

(b) Any act or omission by Employee that may have a materially adverse effect on the Company;

(c) Failure or refusal by Employee to comply with the policies of the Company contained in any Company Handbook or with the provisions of this Agreement if not cured within ten (10) days after the receipt of written notice from the Board of Directors;

(d) Employee’s prolonged absence without the consent of the Company;

(e) Employee’s gross neglect of his duties or willful insubordination to the Board of Directors or his superior officers;

(f) The death of Employee; or

(g) Delivery of written notice of termination by Company after Employee has become unable to perform Employee’s services by reason of illness or incapacity, which illness or incapacity results in Employee’s failure to discharge Employee’s duties under this Agreement for an aggregate total of sixty (60) days (whether consecutive or nonconsecutive) during any one hundred and eighty (180) day period.

6.

Best Efforts.  Employee agrees to devote such business time as directed by the President of the Company and use his best efforts in his position and in the performance of his general duties as required by the Company from time to time.  During the term of this Agreement, Employee agrees that he will not perform any activities or services or accept such other employment as would be inconsistent with this Agreement or the employment relationship between the parties, or would in any way interfere with or present a conflict of interest concerning Employee’s employment with the Company.  Employee warrants and represents to the Company that his employment hereunder will not constitute a breach of any contract, agreement or obligation of the Employee to any other party, and the Employee hereby agrees to indemnify and hold the Company harmless, against any claim or liability arising out of a breach of such representation and warranty, including any attorney’s fees incurred by the Company in connection with such a breach. Company also agrees to allow Employee to perform other services from time to time for other companies or individuals, provided such services do not interfere with Employees obligations to the Company.

7.

Property of Company.  Employee acknowledges and agrees that all business Employee generates because of his affiliation with the Company is and shall be the sole property of the Company.  The Employee is hereby prohibited from invoicing customers of the Company except with the express written consent of the Company.  All checks or bank drafts representing payment for goods or services sold or rendered by the Company are property of the Company, and all monies or other consideration in whatever form received by the Employee from a client or customer of the Company shall be tendered immediately to the Company.

8.

No compete Covenant.  The Employee covenants and agrees that, during the period in which the Employee is employed by the Company, and for a period of eighteen (18) months thereafter, the Employee shall not:

a)

within the USA (the “Area”), directly or indirectly, either individually or as an owner, manager, supervisor, administrator, consultant, instructor or executive employee, take a position with another business entity which is in the same or essentially the same business as the Company in which his/her duties and responsibilities are similar to those performed by the Employee for the Company as of the date of this Agreement;

b)

in competition with the Company, solicit or otherwise attempt to establish for himself or any other person, firm or entity which is engaged in any business which is the same or essentially the same as the business of the Company, any business relationships with any person, firm or corporation which is in the Area;

c)

in competition with the Company, solicit or otherwise attempt to establish for himself or any other person, firm or entity which is engaged in any business which is the same or essentially the same as the business of the Company, any business relationships with any person, firm or corporation which was, during the twenty-four (24) months preceding the Employee’s termination of employment with the Company, a customer of the Company with whom he/she had substantial business contact.

Nothing in this Section shall be construed to prevent the Employee from owning, as an investment, not more than one (10%) percent of a class of equity securities issued by any competitor of the Company or its affiliates and publicly traded and registered under Section 12 of the Securities Exchange Act of 1934.

9.

Confidential Information.  During employment hereunder, Employee may have access to certain confidential information consisting of the following categories of information (“Confidential Information”):

a)

Financial information such as the Company’s earnings, assets, debts, prices, price structure, rates of return and other financial information whether relating to the Company generally or to specific projects, services, assets or geographical areas;

b)

Property information relating to particular properties owned by the Company and particular transactions entered into or examined by the Company as possible corporate acquisitions, to the extent that such information is not generally known by the public, including but not limited to yield advantages to the Company;

c)

Design information about the Company’s products, including drawings, designs, plans, specifications, etc.

d)

Marketing information such as details about ongoing or proposed marketing programs or agreements by or on behalf of the Company, sales forecasts, customer or account lists of the Company, or results of marketing efforts or information about impending transactions;

e)

Operating information about the Company’s methods, processes and means of providing services to its customers or in administrating the Company’s business.

The Employee acknowledges that such information has been and will continue to be of central importance to the business of the Company and that disclosure of it to or its use by others could cause substantial loss to the Company. The Employee also recognizes that an important part of the Employee’s duties will be to develop good will for the Company through his/her personal contact with customers, agents and others having business relationships with the Company, and that there is a danger that this good will, a proprietary asset of the Company, may follow the Employee if and when his/her relationship with the Company is terminated.  The Company and Employee consider their relationship one of confidence with respect to the Confidential Information.  Therefore, during the term of employment hereunder for three (3) years thereafter, regardless of the reason for termination of the employment relationship subject to this Agreement, Employee agrees to:

a)

Hold all such information in confidence and not to discuss, communicate or transmit it to others, or to make any unauthorized copy or use of such information in any capacity, position or business unrelated to that of the Company’s;

b)

Use the Confidential Information only in furtherance of proper Company-related reasons for which such information is disclosed or discovered;

c)

Take all reasonable action that the Company deems appropriate to prevent the unauthorized use or disclosure of or to protect the Company’s interest in the Confidential Information; and

d)

Upon leaving employment with the Company for any reason whatsoever, not take with him or her, without the prior written consent of the Company, any data, reports, programs, tapes, card decks, listings, programming documentation, or any other written, graphic or recorded information relating or pertaining to the Company.

10.

Work For Hire Acknowledgment; Assignment.  Employee acknowledges that work on and contributions to documents, programs, and other expressions in any tangible medium (collectively, “Works”) are within the scope of Employee’s employment and part of Employee’s duties, responsibilities, or assignment.  Employee’s work on and contributions to the Works will be rendered and made by Employee for, at the instigation of, and under the overall direction of, Company, and all such work and contributions, together with the Works, are and at all times shall be regarded, as “work made for hire” as that term is used in the United States Copyright Laws.  Without limiting this acknowledgment, Employee assigns, grants, and delivers exclusively to Company all rights, titles, and interests in and to any such Works, and all copies and versions, including all copyrights and renewals.  Employee will execute and deliver to Company, or its successors and assigns, any assignments and documents Company requests for the purpose of complete, exclusive, perpetual, and worldwide ownership of all rights, titles, and interests of every kind and nature, including all copyrights in and to the Works, and Employee constitutes and appoints Company as its agent to execute and deliver any assignments or documents Employee fails or refuses to execute and deliver, this power and agency being coupled with an interest and being irrevocable.

11.

Inventions, Ideas and Patents.  Employee shall disclose promptly to Company, and only to Company, any invention or idea of Employee (developed alone or with others) conceived or made during Employee’s employment by Company or within six months of the Termination Date.  Employee assigns to Company any such invention or idea in any way connected with Employee’s employment or related to Company’s Business, its research or development, or demonstrably anticipated research or development and will cooperate with Company and sign all papers deemed necessary by Company to enable it to obtain, maintain, protect, and defend patents covering such inventions and ideas and to confirm Company’s exclusive ownership of all rights in such inventions, ideas and patents, and irrevocably appoints Company as its agent to execute and deliver any assignments or documents Employee fails or refuses to execute and deliver promptly, this power and agency being coupled with an interest and being irrevocable.  This constitutes written notification that this assignment does not apply to an invention for which no equipment, supplies, facility or trade secret information of Company was used, and which was developed entirely on Employee’s own time, unless (a) the invention relates (i) directly to Company’s Business, or (ii) to Company’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by Employee for Company.

12.

Injunctive Relief.  Employee acknowledges that any violation of the provisions of this Agreement will cause the Company immediate and irreparable harm and that the damages >that the Company will suffer may be difficult or impossible to measure.  Therefore, upon any actual or impending violation of this Agreement, the Company shall be entitled to the issuance of a restraining order, preliminary and permanent injunction, without bond, restraining or enjoining such violation by Employee or any other entity or person acting in concern with Employee.  Such remedy shall be additional to and not in limitation of any other remedy which may otherwise be available to the Company.

13.

No Conflicting Obligations.  Employee represents and warrants that Employee is not subject to any noncompetition agreement, nondisclosure agreement, employment agreement, or any other contract of any nature whatsoever, oral or written, with any Person other than Company, or any other obligation of any nature, which will or could cause a breach of or default in, or which is in any way inconsistent with, the terms and provisions of this Agreement.

14.

Setoff.  All amounts due or payable to Employee by Company pursuant to this Agreement are subject to reduction and offset to the extent permitted by applicable law for any amounts due or payable to Company by Employee.

15.

Remedies Cumulative.  All rights and remedies conferred upon by the parties hereto by this Agreement or by law, in equity or otherwise, shall be cumulative of each other, and neither the exercise nor the partial exercise not the failure to exercise any such right or remedy shall preclude the later exercise of such right or remedy or the exercise of any other right or remedy.

16.

Notice to Future Companies.  Employee will, during the one year following termination of Employee’s employment with Company, whether with or without cause, inform any subsequent employers or partners, coventurers or other business associates of the existence and provisions of this Agreement and, if requested, provide a copy of this Agreement to such employers or partners, coventurers or other business associates and Company may, at any time, notify any future employers or partners, coventurers or other business associates of Employee of the existence and provisions of the Agreement

17.

Amendment or Modification. This Agreement supersedes all prior discussions and agreements between the Employee and the Company concerning the matters contained herein, and constitutes the sole and entire agreement between the Employee and the Company with respect hereto.  No amendment or modification of this Agreement or of any covenant shall be valid unless evidenced by a writing duly executed by Employee and an authorized representative of the Company.

18.

Severability.  If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is determined to be invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

19.

Construction.  The language in all parts of this Agreement will be construed, in all cases, according to its fair meaning, and not for or against either party hereto.  The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement.

20.

Obligations Contingent.  The obligations of Company under this Agreement, including its obligation to pay the compensation provided for in this Agreement, are contingent upon Employee’s performance of Employee’s obligations under this Agreement.  The duties, covenants and agreements of Employee under this Agreement, being personal, may not be delegated.

21.

Descriptive Heading.  The descriptive headings of the several sections and paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

22.

Miscellaneous.  Unless the context otherwise requires, whenever used in this Agreement, the singular shall include the plural, the plural shall include the singular, and the masculine gender shall include the neuter and feminine gender, and vice versa.

23.

Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall together constitute one document.

24.

Governing Law.  This Agreement shall be governed by, interpreted, and construed in accordance with the laws of the State of Florida. The parties agree that any dispute concerning the interpretation, validity, enforceability, and to exercise any remedies from an alleged breach hereof shall be adjudicated in the Superior Court for the county where the Company’s principal executive office is located at the time of the dispute, or the applicable district and division of a federal court having venue for disputes in that same county.

IN WITNESS WHEREOF, the parties have executed, sealed and delivered this Agreement as of the date first above written.

Silver Falcon Mining, Inc.

EMPLOYEE:

__________________________________

____________________________

By: Pierre Quilliam

Its:     CEO

Thomas C. Ridenour